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EXHIBIT 11
              DAIRY MART CONVENIENCE STORES, INC. AND SUBSIDIARIES

                 STATEMENT RE COMPUTATIONS OF PER-SHARE EARNINGS
                    (in thousands, except per share amounts)

                        CALCULATION OF EARNINGS PER SHARE
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
                                                                FOR THE SECOND FISCAL                 FOR THE TWO FISCAL
                                                                     QUARTER ENDED                       QUARTERS ENDED
                                                             ---------------------------         ---------------------------------
                                                             AUGUST 1,         AUGUST 2,           AUGUST 1          AUGUST 2,
                                                               1998              1997               1998                1997
----------------------------------------------------------------------------------------------------------------------------------

Net income . . . . . . . . . . . . . .                       $    899         $   1,122         $      253        $   1,139

Weighted average shares . . . . . . . . .                       4,670             5,821              4,666            5,807
  Dilutive options. . . . . . . . . . . .                          81               227                 85              205
  Effect of DM Associates stock . . . . .                          -             (1,220)                -            (1,220)
                                                             ---------------------------------------------------------------------

Total shares for EPS purposes . . . . . .                       4,751             4,828              4,751            4,792
----------------------------------------------------------------------------------------------------------------------------------

Earnings per share - Basic. . . . . . . .                    $   0.19         $    0.24         $     0.05        $    0.25
Earnings per share - Diluted. . . . . . .                    $   0.19         $    0.23         $     0.05        $    0.24
==================================================================================================================================
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